Exhibit 10.1

PMC-SIERRA, INC.

EMPLOYMENT AGREEMENT AND RELEASE

This Employment Agreement and Release (“Agreement”) is made by and between PMC-Sierra, Inc. (“Company”) and Steve Perna (jointly referred to as the “Parties”).

WHEREAS, Employee entered into an Invention Assignment Agreement with the Company on March 15, 1995 (the “Invention Assignment Agreement”);

WHEREAS, Employee entered into a Conflict of Interest Agreement with the Company on March 15, 1995 (the Conflict of Interest Agreement”);

WHEREAS, the Company and Employee entered into a Stock Option Agreement granting Employee the option to purchase shares of the Company’s common stock (the “Option”) subject to the terms and conditions of the Company’s 1994 Incentive Stock Plan and the Stock Option Agreement (jointly the “Stock Option Agreements”);

WHEREAS, the Company and Employee have agreed to change the terms of Employee’s employment and to extend Employee’s employment to March 8, 2007 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Employee may have against the Company as defined herein, including, but not limited to, any and all claims arising out of, or related to, Employee’s employment with, or separation from, the Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1. Continuing Employment. The Company shall continue to employ Employee until the Termination Date, unless Employee resigns from his employment or the Company terminates his employment for “Cause” prior to the Termination Date, as that term is defined below. Employee shall report to Alan Krock. Employee shall perform those duties and responsibilities assigned to him by Mr. Krock, at his home office. Employee shall devote his full time and attention to the business and affairs of the Company and shall use his best efforts to perform his responsibilities faithfully and efficiently. The Company shall continue to pay Employee a base salary at the annual rate of $255,000, less applicable withholdings, in accordance with the Company’s regular payroll practices. Employee shall comply with his Conflict of Interest Agreement and Invention Assignment Agreement with the Company, as well as all other Company policies.

2. Employee Benefits. During his employment with the Company, Employee shall continue to be eligible to participate in the Company’s health insurance benefits, to accrue vacation, and to vest in the shares subject to the Option, on the same terms, schedule and conditions as previously.

Employee’s options shall continue to be subject to and governed by the Stock Option Agreements. Starting on the Effective Date of this Agreement, Employee shall not be eligible to participate in the Company’s Short Term Incentive Plan or Evergreen Stock Option Grants, to receive any other bonuses or additional stock option grants, or to participate in any other benefits or incidents of employment.

3. Termination. If, prior to the Termination Date, Employee resigns from his employment with the Company, then the Company shall pay Employee the base salary that he would have received had he continued his employment until the Termination Date, less applicable withholdings, provided that Employee signs a Separation Agreement and Release timely after his last day of employment in a form that is acceptable to the Company. Employee shall not be entitled to continue to participate or receive any of the benefits or incidents of employment, including vacation accrual or continued vesting of the shares subject to the Option, after the last day of his employment with the Company. If, prior to the Termination Date, the Company terminates Employee’s employment for Cause, as that term is defined herein, then Employee shall be entitled only to the wages he has earned as of the date of the termination of his employment, including compensation for any accrued vacation, and authorized business expenses incurred to date, and he shall not be entitled to any further compensation or benefits or any severance from the Company. For purposes of this Agreement, Cause is defined, similar to the way it is for all Company Employees, as any of the following: (i) Employee’s conviction of or plea of nolo contendre to a felony; (ii) Employee’s death; (iii) Employee’s inability to perform the essential functions of his position with or without reasonable accommodation; (iv) willful misconduct by Employee as defined in Company’s Employee Resource Guide; (v) Employee’s failure to perform his duties as assigned by Alan Krock, which is not cured by Employee to Mr. Krock’s satisfaction within 30 days of receiving written notice from Mr. Krock of any deficiency; or (vi) Employee’s breach of any provision of this Agreement, the Invention Assignment Agreement, or the Conflict of Interest Agreement.

4. Preserving Confidential Information and Returning Company Property. Employee shall continue to comply with the terms of the Invention Assignment Agreement and shall maintain the confidentiality of all of the Company’s confidential and proprietary information. Employee also shall return to the Company all of the Company’s property, including all Company-issued equipment, all confidential and proprietary information belonging to the Company, and all documents and information that Employee obtained in connection with his employment with the Company, on the last day of his employment with the Company.

5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns (the “Releasees”). Employee, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Releasees from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

a. any and all claims relating to or arising out of Employee’s employment relationship with the Company, including changes in job reporting structure, responsibilities, position or title, removal of 16b status, and/or the termination of Employee’s employment;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers’ compensation and disability benefits;

d. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act; the California Family Rights Act; the Family and Medical Leave Act, the California Fair Employment and Housing Act; the California Labor Code, except as prohibited by law, and the California Workers’ Compensation Act;

e. any and all claims for violation of the federal, or any state, constitution;

f any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee acknowledges and agrees that any breach of this section 5 shall constitute a material breach of this Agreement, except as provided by law. Except as provided by law, Employee shall be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in: (a) enforcing Employee’s obligations under this section 5, and (b) defending against a claim or suit brought or pursued by Employee in violation of this section 5.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

6. Acknowledgement of Waiver of Claims Under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that

a.	he should consult with an attorney prior to executing this Agreement;

b.	he has up to twenty-one (21) days within which to consider this Agreement;

c.	he has seven (7) days following his execution of this Agreement to revoke the Agreement;

d.	this Agreement shall not be effective until the revocation period has expired; and

e.	nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

Any revocation should be in writing and delivered to PMC-Sierra, Inc., Steve Cadigan, Vice President Human Resources, Mission Towers 3975 Freedom Circle, Santa Clara, California 95054 by the close of business on the seventh day from the date that Employee signs this Agreement.

7. Civil Code Section 1542. Employee represents that he is not aware of any claims against any of the Releasees. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provide as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of this code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

8. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9. No Cooperation. Employee agrees that he will not act in any manner that might damage the business of the Company. Employee further agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

10. Confidentiality. The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which the Company relied in entering into this Agreement. Employee agrees to maintain in confidence the existence, contents and terms of this Agreement, including the consideration for this Agreement (hereinafter collectively referred to as “Settlement Information”). Except as provided by law, Employee agrees that he is permitted to disclose Settlement Information only to his spouse, his attorney, his accountant to the extent necessary to prepare Employee’s tax returns, and any tribunals to the extent necessary to enforce this Agreement, and that he is required to prevent disclosure of the Settlement Information to all other third parties. Employee agrees that he will not publicize any Settlement Information. The Parties agree that if the Company proves that Employee breached this Confidentiality provision, the Company shall be entitled to an award of its costs spent enforcing this provision and proving the breach, including all reasonable attorneys’ fees associated with the action, without regard to whether the Company can establish actual damages from Employee’s breach.

11. Non-Disparagement. Employee agrees to refrain from any defamation, libel or slander of the Company and any of the other Releasees, or tortious interference with the contracts and relationships of the Company and any of the other Releasees. The Company’s current officers and directors agree to refrain from any defamation, libel or slander of Employee, or tortious interference with Employee’s contracts and relationships.

12. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the last day of his employment with the Company, Employee shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company.

13. No Representations. Each party represents that it has consulted with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

14. Attorneys’ Fees. Except as otherwise provided herein, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

15. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

16. No Oral Modification. This Agreement may only be amended in writing signed by Employee and the Chief Executive Officer of the Company.

17. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any potential claims, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

18. Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

19. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County, California, before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Employee’s obligations under this Agreement and the agreements incorporated herein by reference.

20. Integration. This Agreement, together with the Stock Option Agreements, the Invention Assignment Agreement, and the Conflict of Interest Agreement, represents the entire agreement and understanding between the Parties concerning Employee’s employment with and termination from the Company and supersedes all prior and contemporaneous agreements, whether written or oral.

21. Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

22. Effective Date. This Agreement is effective on the eighth day after it has been signed by both Parties (the “Effective Date”), unless revoked by Employee or the Company before that time.

23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

24. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

PMC-Sierra, Inc.

By:	/s/ Steve Cadigan	Date:	June 9, 2006

Title:	Vice President, Human Resources

EMPLOYEE:

/s/ Steffen M. Perna		Date:	June 9, 2006
Steve Perna